UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SunOpta Inc. (the “Company”) held its Annual Meeting of Shareholders on May 28, 2015 (the “Meeting”). The matters voted upon at the Meeting included (i) the election of eight directors of the Company for the ensuing year; (ii) the appointment of Deloitte LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; and (iii) the approval, on an advisory basis, of a resolution relating to the compensation of the Company’s named executive officers.

Our scrutineer reported the vote of the shareholders as follows:

1. Election of Directors

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Jay Amato	46,748,190	465,978	0	7,657,802
Margaret Shan Atkins	44,665,024	2,549,144	0	7,657,802
Steven Bromley	46,078,632	1,135,536	0	7,657,802
Michael Detlefsen	46,791,289	422,879	0	7,657,802
Douglas Greene	46,733,304	480,864	0	7,657,802
Katrina Houde	45,830,567	1,383,601	0	7,657,802
Jeremy Kendall	45,023,520	2,190,648	0	7,657,802
Alan Murray	46,706,303	507,865	0	7,657,802

2. Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,311,403	78,168	482,399	0

3. Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,456,530	1,665,125	92,513	7,657,802

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher
Vice President, Chief Financial Officer

Date:	June 2, 2015